Exhibit 99.2
CONSENT OF INDEPENDENT VALUATION EXPERT
We hereby consent to the reference to our name and description of our role in the valuation process of KBS Real Estate Investment Trust III, Inc. (the “Company”) set forth in the Company’s Annual Report on Form 10-K, filed on March 9, 2015, being incorporated by reference in the Company’s Post-Effective Amendment No. 26 to the Company’s Registration Statement on Form S-11 on Form S-3 (File No. 333-164703) and the related prospectus, included therein.

/s/ CBRE Capital Advisors, Inc.
CBRE Capital Advisors, Inc.

August 20, 2015